January 10, 2014

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

We have read the statements of National Graphite Corp. pertaining to our firm included under Item 4.01 of Form 8-K dated January 10, 2104 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC